NEWS RELEASE

POPE RESOURCES TO CONDUCT AN INVESTOR CONFERENCE CALL

POULSBO, WA, May 23, 2018/ PRNewswire/ - Pope Resources (NASDAQ: POPE) will conduct an investor conference call on Friday, June 1, 2018, at 8:00 a.m. Pacific Time / 11:00 a.m. Eastern Time.

The purpose of the call is to provide a platform for management to review its vision for the company as well as speak to recent financial results and industry trends. Management will deliver prepared remarks with an accompanying presentation to be followed by a question-and-answer session. This conference call is planned as part of the company’s commitment to continued transparency and facilitation of investor access to management.

Speaking from management will be:

•	Tom Ringo, President and CEO,

•	Kevin Bates, Vice President of Timberland Investments,

•	Daemon Repp, Director of Finance,

•	Mike Mackelwich, Vice President - Timberland Operations, and

•	Jon Rose, Vice President - Real Estate.

To listen to the conference call via telephone, dial 1-800-347-6311 (U.S. toll-free) or 1-323-794-2094 (International) and provide the passcode 7772475. Participants should dial in at least 10 minutes prior to the start of the call. To download the presentation and/or to listen to the webcast please access the investor section of Pope Resources' website at http://www.poperesources.com/InvestorRelations.aspx.

The playback of the conference call will be available approximately two hours after the call concludes and will be accessible on Pope Resources' website or by calling 1-844-512-2921 (U.S. toll-free) or 1-412-317-6671 (International) and entering the passcode 7772475. The audio replay will be available for seven days and the website replay will be available for 180 days.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own and manage 119,000 acres of timberland and 2,100 acres of development property in Washington. In addition, Pope Resources co-invests in and consolidates three private equity timber funds that own 124,000 acres of timberland in Washington, Oregon, and California. The Partnership and its predecessor companies have owned and managed timberlands and development properties for over 160 years. Additional information on the company can be found at

www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Contact:
Daemon Repp
Director of Finance
(360) 697-6626
investors@orminc.com